UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 5, 2026

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota			001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

13200 Pioneer Trail	Eden Prairie	Minnesota		55347
(Address of Principal Executive Offices)				(Zip Code)

Registrant's telephone number, including area code   952-829-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	WGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 5, 2026, Winnebago Industries, Inc. (the “Company”) issued a press release announcing that it has elected to redeem $100,000,000 of the outstanding $200,000,000 aggregate principal amount of its outstanding 6.250% Senior Secured Notes due 2028 (the “Notes”) on February 20, 2026. Pursuant to the terms of the indenture governing the Notes, the Company will redeem the outstanding Notes at a redemption price of 100% of their principal amount, plus accrued and unpaid interest to, but not including, the redemption date. On February 5, 2026, a copy of the notice of redemption for such Notes was sent to record holders of the Notes by U.S. Bank Trust Company, National Association, the trustee under the indenture governing the Notes.

A copy of the press release announcing the redemption is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated February 5, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	February 5, 2026	By:	/s/ Stacy L. Bogart
		Name:	Stacy L. Bogart
		Title:	Senior Vice President—Chief Legal Officer, Corporate Secretary and Corporate Responsibility